EXHIBIT 15

May 3, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 3, 2005 on our review of interim financial information of Baxter International Inc. (the “Company”) as of March 31, 2005 and for the three month periods ended March 31, 2005 and 2004 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421 and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014, 333-67772, 333-82988, 333-101122, 333-101779, 333-106041 and 333-123811) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-47927, 333-36670, 333-84454 and 333-109329).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

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